                                    EXHIBIT 1

                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between BROADVIEW MEDIA, INC., a Minnesota corporation, with headquarters located at 4455 West 77th Street, Edina, MN 55435 (the "Company"), and the entities or persons named on the signature pages hereto (the "Buyers").

                                  WITNESSETH:

                  WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyers wish to collectively purchase, upon the terms and subject to the conditions of this Agreement, 800,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") and Warrants to purchase an additional 400,000 shares of Common Stock (the "Warrants") of the Company subject to acceptance of this Agreement by the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a.       PURCHASE.

                  (i) Buyers hereby agree to purchase from the Company the number of shares of the Common Stock @ $0.65 per share and Warrants (in the form attached hereto as ANNEX I) to purchase the number of shares Common Stock at an exercise price of $1.25 per share as set forth after their names below:

Name                             Shares        Warrants for Shares
----                             ------        -------------------
Terry Myhre                      700,000         350,000
Robert Williams                   40,000          20,000
Wayne Speedling                   20,000          10,000
Richard O'Brien                   20,000          10,000
Brian Budenski                    10,000           5,000
Sandi Raines                      10,000           5,000

                  (ii) The purchase price to be paid by each of the Buyers for the referenced shares of Common Stock and Warrants (the "Purchase Price") shall be equal to the amount set forth on the signature page of this Agreement as so specified, and shall be payable in United States Dollars.

                  b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Securities" means the shares consisting of Common Stock, Warrants to purchase Common Stock and Common Stock issuable upon the exercise of the Warrants.

                  (ii) "Closing Date" means the date of the closing of the purchase and sale of the Common Stock, as provided herein.

                  (iii) "Effective Date" means the effective date of a Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

                  (iv) "Shares" means the Common Stock.

                  (v) "Warrants" means Warrants to purchase Common Stock.

                  c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

                  (i) The Buyers shall pay the Purchase Price by delivering the Purchase Price in immediately available good funds in US Dollars to the Company on or before April 15, 2003.

                  (ii) Promptly following payment by the Buyers to the Company the Company shall deliver to the respective Buyers one or more certificates representing the Common Stock and Warrant forms to be issued hereunder, each duly executed on behalf of the Company and issued in the name of the Buyers (collectively, the "Certificates").

                  2. BUYERS REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  Each of the Buyers represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Rights Agreement, the Buyer is purchasing the Securities and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501, (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and
(iv) able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  d. The Buyer understands that the Securities are being issued in a private placement and are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities and the offer of the Shares which have been requested by the Buyer, including ANNEX II hereto. The Buyer acknowledges that these materials are confidential and proprietary to the Company and that some of these materials may not have previously been made available to the public; therefore, to preserve the confidential nature of such materials Buyer agrees to hold all such information in the strictest confidence. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 2002, (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002, (3) Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002 (4) Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2002 (the "Company's SEC Documents").

                  f. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  i. The Buyer acknowledges that, with respect to the offering of the Securities, no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast medium) has been received by the Buyer and no public solicitation or advertisement has been made to the Buyer.

                  j. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, the Buyer or any affiliate of the Buyer to act on behalf of the Buyer, who or which might be entitled to any fee or commission from the Company in connection with the purchase and sale of the Securities.

                  k. Each of the Buyers is acting independently, and acquiring the Securities for his own account, and not on behalf of any entity or pooled investment strategy, agency, partnership, corporation, trust or other ownership group to which he has or will join for purposes of holding the Securities.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyers as of the date hereof and as of the Closing Date that, except as otherwise provided in ANNEX II hereto:

                  a. CONCERNING THE SHARES. The Shares have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Shares. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Shares.

                  b. COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company.

                  c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of 2,500,000 shares of Preferred stock, authorized, none issued and 10,000,000 shares of Common Stock, $0.01 par value per share, of which approximately 1,400,379 shares have been issued and are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued pursuant to this Agreement, and paid for in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  d. SECURITIES PURCHASE AGREEMENT, REGISTRATION RIGHTS AGREEMENT AND WARRANTS. This Agreement and the transactions contemplated hereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement, the Registration Rights Agreement, the form of which is attached hereto as ANNEX III (the "Registration Rights Agreement"), and the Warrants, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and, when issued and paid for in accordance with the terms of this Agreement, the Shares will be duly and validly authorized and fully paid and nonassessable.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, and the Registration Rights Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business, operations or financial condition or results of operations of the Company or on the transactions contemplated herein.

                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  g. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has timely filed all requisite forms, reports and exhibits thereto with the SEC.

                  h. ABSENCE OF CERTAIN CHANGES. Since December 31, 2002 and except as disclosed on Annex II hereto, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since December 31, 2002, except as disclosed in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. Each of the Buyers acknowledges that
(1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. Each of the Buyers acknowledges and agrees that the Shares, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. ADDITIONAL PURCHASES OF SHARES. Each of the Buyers agrees that he will not purchase any additional Securities until the Company next files Form 10-K. Further, for the next three years following the consummation of the transaction contemplated hereunder, each of the Buyers agrees (i) that he will not, if he presently holds or is (or as a result of the sales of Securities under this Agreement, will hold or be) the beneficial owner of five percent (5%) or more of the Company's Securities, acquire nor seek to purchase additional shares of the Company's Securities, or (ii) that if, as the result of any acquisition(s), he would become a owner of five percent (5%) or more of the Company's Securities, he will not proceed with any such acquisition or at anytime thereafter acquire or seek to purchase additional shares of the Company's Securities.

                  d. PURCHASES BY MR. MYHRE. Based upon an understanding between Terry Myhre and the Company, if the offering of Securities hereunder is not fully subscribed, Mr. Myhre agrees that he will purchase all such allotment of Securities not purchased by the other parties named herein.

                  e. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyers under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyers promptly after such filing.

                  f. REPORTING STATUS. So long as any of the Buyers beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination, unless, in the determination of its Board of Directors, it is no longer necessary or practicable for the Company to remain a reporting company for SEC purposes

                  g. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, shares of Common Stock sufficient to yield one hundred percent (100%) of the number of shares of Common Stock issuable upon exercise of the Warrants as may be required to satisfy the exercise rights of the Buyers pursuant to the terms and conditions of the Warrants.

                  5.       CLOSING DATE.

                  a.       The Closing Date shall occur on March 25, 2003.

                  b. The closing of the purchase and issuance of Common Stock and Warrants shall occur on the Closing Date at the offices of the Company and shall take place no later than 5:00 P.M., Central Time, on such day or such other time as is mutually agreed upon by the Company and the Buyers.

                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  Each of the Buyers understands that the Company's obligation to sell the Common Stock to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Buyer;

                  b. Delivery by the Buyer of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

                  c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  7. CONDITIONS TO THE BUYERS' OBLIGATION TO PURCHASE.

                  The Company understands that each of the Buyer's obligation to purchase the Common Stock on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

                  b. Delivery by the Company of the Certificates in accordance with this Agreement, provided, however, that the Company shall have an additional five (5) business days to deliver to the Buyers the Certificates if the Company demonstrates, to the reasonable satisfaction of Buyers, that it has ordered the delivery of such Certificates from its transfer agent

                  c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  8. GOVERNING LAW: MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Minneapolis or the state courts of the State of Minnesota sitting in the City of Minneapolis in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  9. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (a) the date delivered, if delivered by personal delivery as against written receipt thereof or by confirmed facsimile transmission,

                  (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:              BROADVIEW MEDIA, INC.
                      At its address at the head of this Agreement
                      Attn: Kenneth Ritterspach, President
                      Telephone No.: (952) 835-4455
                      Telecopier No.: (952) 835-0971

BUYERS: To each of the Buyers at the address set forth on the signature page of this Agreement.


                  10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyers' representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price until the statute of limitations on any claim or cause of action with respect to the subject matter of any such section has expired, and shall inure to the benefit of the Buyers and the Company and their respective successors and assigns.

                              SIGNATURE PAGE NO. 1

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 25th day of March, 2003.


PURCHASE PRICE:                                      $455,000.00

BUYER:

9891 - 101st Street No.
Stillwater, MN 55082                                   TERRY MYHRE
------------------------------------        -----------------------------------
Address                                          Printed Name of Subscriber

                                                    /s/ Terry L. Myhre
                                            -----------------------------------
Social Security No. ###-##-####               (Signature of Authorized Person)


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

BROADVIEW MEDIA, INC.

By:       /s/ Dean Bachelor
          ------------------------
          Dean Bachelor
Title:    Chairman and CEO
Date:     March 25, 2003

                              SIGNATURE PAGE NO. 2

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 25th day of March, 2003.


PURCHASE PRICE:                                      $13,000.00

BUYER:
Wayne Speedling
7680 Lamar Ave.
Cottage Grove, MN 55016                              WAYNE SPEEDLING
------------------------------------        ------------------------------------
Address                                         Printed Name of Subscriber

                                                  /s/ Wayne R. Speedling
                                            ------------------------------------
Social Security No. ###-##-####              (Signature of Authorized Person)


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

BROADVIEW MEDIA, INC.

By:       /s/ Kenneth Ritterspach
          --------------------------
          Kenneth Ritterspach
Title:    President
Date:     March 25, 2003

                              SIGNATURE PAGE NO. 3

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 25th day of March, 2003.


PURCHASE PRICE:                                      $26,000.00

BUYER:

4047 Cleveland St.
Columbia Heights, MN 55421                          ROBERT A. WILLIAMS
---------------------------------          ------------------------------------
Address                                          Printed Name of Subscriber

                                                  /s/ Robert A. Williams
                                           ------------------------------------
Social Security No. ###-##-####              (Signature of Authorized Person)


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

BROADVIEW MEDIA, INC.

By:         /s/ Kenneth Ritterspach
            --------------------------
            Kenneth Ritterspach
Title:      President
Date:       March 25, 2003

                              SIGNATURE PAGE NO. 4

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 25th day of March, 2003.


PURCHASE PRICE:                                      $13,000.00

BUYER:

3200 Oak View Drive
Woodbury, MN 55129                                RICHARD O'BRIEN
-------------------------------        ----------------------------------------
Address                                       Printed Name of Subscriber

                                               /s/ Richard D. O'Brien
                                       ----------------------------------------
Social Security No. ###-##-####             (Signature of Authorized Person)


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

BROADVIEW MEDIA, INC.

By:        /s/ Dean Bachelor
           --------------------------
           Dean Bachelor
Title:     CEO
Date:      March 25, 2003

                              SIGNATURE PAGE NO. 5

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 25th day of March, 2003.


PURCHASE PRICE:                                      $6,500.00

BUYER:
Sandi Raines
16775 Iredale Path
Lakeville, MN 55044                                  SANDI RAINES
---------------------------------          ------------------------------------
Address                                           Printed Name of Subscriber

                                                    /s/ Sandi Raines
                                           ------------------------------------
Social Security No. ###-##-####              (Signature of Authorized Person)


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

BROADVIEW MEDIA, INC.

By:         /s/ Dean Bachelor
            --------------------------
            Dean Bachelor
Title:      CEO
Date:       March 25, 2003

                              SIGNATURE PAGE NO. 6

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 25th day of March, 2003.


PURCHASE PRICE:                                      $6,500.00

BUYER:

24235 Highview Avenue
Lakeville, MN 55044                                   BRIAN BUDENSKI
-------------------------------------       -----------------------------------
Address                                         Printed Name of Subscriber

                                                 /s/ Brian J. Budenski
                                            -----------------------------------
Social Security No. ###-##-####              (Signature of Authorized Person)


As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

BROADVIEW MEDIA, INC.

By:          /s/ Dean Bachelor
             --------------------------
             Dean Bachelor
Title:       CEO
Date:        March 25, 2003